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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 13, 1999



                       FAIRCHILD SEMICONDUCTOR CORPORATION
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


      DELAWARE                           333-26897             75-0449095
(State or other jurisdiction of       (Commission File      (I.R.S. Employer
 incorporation or organization)           Number)          Identification No.)



                               333 WESTERN AVENUE
                           SOUTH PORTLAND, MAINE 04106
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (207) 775-8100



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         On April 13, 1999, Fairchild Semiconductor Corporation (the "Company") completed the acquisition of the Power Device Business of Samsung Electronics Co., Ltd. for an adjusted purchase price of approximately $407 million, subject to certain post-closing adjustments. The purchase price was paid in the form of a promissory note, which has been repaid in cash. The Power Device Business designs, manufactures and markets power discrete semiconductors and standard analog integrated circuits serving the personal computer, industrial, telecommunications and consumer electronics markets. The transaction will be accounted for as a purchase. The acquisition, which was effected by a wholly owned South Korean subsidiary of the Company, includes substantially all of the worldwide business and assets of the Power Device Business, including a high-volume wafer fabrication plant in Bucheon, South Korea with approximately 1,200 design, development and manufacturing employees, and agreements for assembly and test as well as other manufacturing, sales and marketing and transitional services.

         In connection with the acquisition, the Company refinanced all of its existing Senior Credit Facilities aggregating approximately $201 million with a portion of the proceeds of a new Senior Credit Facility with a syndicate of banks led by Credit Suisse First Boston that provided for aggregate borrowings at the closing of the acquisition of $310 million. The purchase price for the acquisition was funded through a combination of the remaining proceeds from the new credit facility, proceeds from the issuance of $300 million of new Senior Subordinated Notes and a $50 million capital contribution from the Company's parent, FSC Semiconductor Corporation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         It is impracticable to provide the required financial information at the time of the filing of this report. The required financial information will be filed by amendment to this form 8-K as soon as practicable but not later than 60 days after April 28, 1999.

(B)      PRO FORMA FINANCIAL INFORMATION

         It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed by amendment to this form 8-K as soon as practicable but not later than 60 days after April 28, 1999.

(C)      EXHIBITS

                  2.1*     Business Transfer Agreement dated December 20, 1998
                  2.2*     Closing Agreement dated April 13, 1999



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              *   Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to these exhibits are omitted. Exhibit 2.1 contains a list of omitted schedules and exhibits. The Registrant agrees to furnish supplementary copies of such schedules and exhibits to the Commission upon request.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Fairchild Semiconductor Corporation


     Date:  April 27, 1999              By:      /s/ Joseph R. Martin
                                           -------------------------------------
                                            Joseph R. Martin
                                            Executive Vice President, Finance
                                            Chief Financial Officer

                                            (Principal Financial and Accounting
                                             Officer and Duly Authorized Officer




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